AGREEMENT AND PLAN OF MERGER


          THIS  AGREEMENT AND PLAN OF MERGER,  made  this 2nd

day  of  January,  1998,    by and between  RONALD  D.  PIERCE

("Pierce"), CAN-AM CONSTRUCTION, INC., a California corporation

(the  "Company"), ARGUSS HOLDINGS, INC., a Delaware corporation

(the "Parent"), WHITE MOUNTAIN CABLE CONSTRUCTION CORP. ("White

Mountain"),  a  Delaware corporation and a 100%  subsidiary  of

Parent.

                    INTRODUCTORY STATEMENT

     A.   Pierce owns Fifteen Hundred (1,500) shares of capital

stock  of  the  Company, which shares, constitute  all  of  the issued  and outstanding capital stock ("Stock") of the Company,

a California corporation doing business as Can-Am Construction,

Inc.

     B.     The   Company   is   a  full   service   multimedia

communications   contractor  engaged   in   the   construction,

reconstruction,  maintenance, repair, and  expansion  of  CATV,

SMATV    systems   and   other   related   systems    in    the

telecommunications industry.

     C.    Parent has agreed with Pierce for Parent to  acquire

the  Company by means of a merger of the Company with and  into

White  Mountain, a wholly owned subsidiary of Parent  upon  the terms and subject to the conditions set forth herein.

     D.    In  furtherance of such acquisition, the  Boards  of

Directors  of Parent, White Mountain and the Company have  each approved the plan of merger to merge the Company with and  into

White Mountain (the "Merger") in accordance with the applicable

provisions  of  the  Delaware  General  Corporation  Law   (the

"DGCL"),  and the California General Corporation Law  ("CGCL"),

and  upon  the  terms and subject to the conditions  set  forth herein.

     E.    Pursuant to the Merger, the record holders  of  each

outstanding  share  of the Company's common stock,  $10.00  par value,  shall  be entitled to receive the Merger  Consideration

(as  defined in Section 2.1) so that upon receipt of the Merger

Consideration, such share of the Stock shall be cancelled,  all upon the terms and subject to the conditions set forth herein.

     F.    The  parties  hereto  intend that  this  transaction

qualify as a tax free reorganization under Section 368(a)(1)(A)

of the Internal Revenue Code of 1986, as amended.

          NOW,  THEREFORE, WITNESSETH, for and in consideration

of  the  premises  and the mutual representations,  warranties,

covenants  and agreements herein contained and other  good  and

valuable   consideration,   receipt   of   which   is    hereby

acknowledged, the parties do agree as follows:



                         DEFINITIONS

          The  following terms when used in this AGREEMENT  AND

PLAN OF MERGER shall have the following meanings:

          "Accounts   Receivable"  means  accounts  receivable,

notes  due  from  all sources of the Company, and  credits  for returned or damaged merchandise.

          "Act"  shall mean the Securities Act of 1933, as  the

same has been and shall be amended from time to time.

          "Adverse  Consequences"  means  all  actions,  suits,

proceedings,  hearings,  investigations,  charges,  complaints,

claims,   demands,  injunctions,  judgments,  orders,  decrees,

rulings,  damages, dues, penalties, fines, costs,  liabilities,

obligations,   taxes,  liens,  losses,  expenses,   and   fees,

including court costs and attorneys' fees and expenses, net  of all tax savings and insurance proceeds actually received by  an

Indemnitee with respect to any of the foregoing.

          "Agreed Value of the Company" shall mean the value of

the Company based on the July 1997 Audit.  For the purposes  of this  Agreement the Agreed Value of the Company is  Twenty-Four

Million Dollars ($24,000,000).

          "Agreement" means this AGREEMENT AND PLAN OF MERGER.

          "Arguss"  shall  mean  the Parent,  Arguss  Holdings,

Inc., a Delaware corporation with its principal offices located at One Church Street, Suite 302, Rockville, Maryland 20850, and

its successors and assigns.

          "Arguss  Stock"  shall  mean the  authorized  capital

stock of Arguss.

          "Assets" means all property, rights, things of  value

and  other  assets of the Company described,  referred  to,  or listed, in Section 4.9 of this Agreement.

          "CGCL"  has the meaning set forth in the introductory

statement above.

          "Certificate of Merger" has the meaning set forth  in

Section 1.2 below.

          "  Closing" means the transfer of the Stock to  White

Mountain  and  the  payment  of the Purchase  Price  to  Pierce pursuant to this Agreement.

          "Closing  Balance  Sheet" shall mean  the  internally

generated balance sheet of the Company as of the Closing Date.

          "Closing Date" means the date of Closing, established

under Section 3 of this Agreement.

          "Code"  means  the  United  States  Federal  Internal

Revenue Code of 1986, as amended.

          "Company" shall mean Can-Am Construction, Inc. at all

times  prior  to  the Closing Date, and shall mean  the  Can-Am

Division of the Surviving Corporation at all time thereafter.

          "DGCL"  has the meaning set forth in the introductory

statement.

          "Employment    Agreement"   means   the    Employment

Agreements to be executed by the Company, Pierce and other  key employees of the Company pursuant to Section 6.5 hereof.

          "Environmental,  Health, and Safety Laws"  means  the

United  States  federal  Comprehensive Environmental  Response,

Compensation   and   Liability  Act  of  1980,   the   Resource

Conservation  and  Recovery Act of 1976, and  the  Occupational

Safety  and Health Act of 1970, each as amended, together  with all  other  laws (including rules, regulations,  codes,  plans,

injunctions, judgments, orders, decrees, rulings,  and  charges thereunder  of federal, state, local, and foreign  governmental and all agencies thereof) concerning pollution or protection of the  environment, public health and safety, or employee  health and  safety,  including laws relating to emissions, discharges,

releases,  or  threatened releases of pollutants, contaminants,

or  chemical,  industrial, hazardous,  or  toxic  materials  or wastes (including asbestos and oil or petroleum) (collectively,

"Hazardous Materials") into ambient air, surface, water, ground water,  or  lands  or  otherwise relating to  the  manufacture,

processing,  distribution, use, treatment,  storage,  disposal,

transport,   or   handling  of  pollutants,  contaminants,   or

chemical, industrial, hazardous, or toxic materials or wastes.

          "Extremely  Hazardous Substance" has the meaning  set

forth  in  Section 302 of the Emergency Planning and  Community

Right-to-Know Act of 1986, as amended.

          "Financial  Statement"  means the  audited  financial

statements of the Company for the Company's fiscal year  ending in  1996,  and  the  12  month period  ending  July  31,  1997,

including the notes thereto, prepared by the accounting firm of

Deloit,  Touche, and acceptable to the accounting firm of  KPMG

Peat Marwick.  If applicable, the Financial Statements shall be presented after making all appropriate adjustments required  to

present   them   on  an  accrual  basis  for  a  Subchapter   C

corporation.

          "GAAP"   shall  mean  in  accordance  with  generally

accepted accounting principles, consistently applied.

          "July  1997   Audit"  shall mean  the  audit  of  the

Company for the twelve (12) month period ending July 31,  1997,

prepared  in  accordance  with  generally  accepted  accounting principles consistently applied by the accounting firm of  KPMG

Peat   Marwick.   If  applicable,  for  the  purposes  of  this

Agreement, the July 1997 Audit shall be presented after  making all  appropriate  adjustments required to present  them  on  an accrual basis for a Subchapter C corporation.

          "Net  Worth"  shall  mean the  total  assets  of  the

Company,  reduced by any value placed on the intangible  assets of  the Company, including, but not limited to, goodwill,  less the  total liabilities of the Company as those terms are  shown

on   the  Financial  Statement  after  making  all  appropriate adjustments,  if  applicable, required to present  them  on  an accrual  basis  for  a  Subchapter C corporation,  prepared  in accordance with Section 4.4 hereof.

          "Pierce"  shall mean Ronald D. Pierce, a stockholder,

officer  and director of the Company, and a signatory  to  this

Agreement.

          "Real Property" shall mean the real property owned by

Pierce and more specifically known as 250 Fischer Avenue, Costa

Mesa, CA 92626.

          "Registration  Rights  Agreement"  shall   mean   the

Registration  Rights Agreement executed by  Pierce  and  Parent pursuant to Section 6.9 hereof.

          "Stock"  shall mean all of the authorized issued  and

outstanding  capital  stock  of  the  Company,  including   all

warrants,  options, convertible securities or right (contingent or otherwise) to purchase or acquire stock of the Company.

          "Surviving Corporation" has the meaning set forth  in

Section 1.1 below.

          "White  Mountain" has the meaning set  forth  in  the

preface above.



                          SECTION 1

                          THE MERGER

          1.1  Effective Time.  On the Closing Date (as defined

in  Section  3),  and  subject to and upon the  fulfillment  or waiver of the terms and conditions of this Agreement, the  DGCL and  the  CGCL,  Parent shall, as of the Closing,  acquire  the

Company  by  means of the company being merged  with  and  into

White  Mountain, where by the separate corporate  existence  of the  Company shall cease, and White Mountain shall continue  as the  surviving  corporation.  White Mountain as  the  surviving corporation after the Merger is hereinafter sometimes  referred to as the "Surviving Corporation."

          1.2   Certificate  of Merger.  On the  Closing  Date,

assuming satisfaction or waiver of the conditions set forth  in

Section  6,  the parties hereto shall cause the  Merger  to  be consummated by filing Certificates of Merger as contemplated by the  DGCL and the CGCL (the "Certificates of Merger"), together with  any required related certificates, with the Secretary  of

State  of the State of Delaware, and the Secretary of the State

of  California, respectively, in such form as required by,  and executed  in  accordance with the relevant provisions  of,  the

DGCL  and  the  CGCL.   The date of filing  of  the  respective

Certificates of Merger shall be deemed the Filing Date.

          1.3  Effect of the Merger.  Upon the consummation  of

the  Merger,  the effect of the merger shall be as provided  in this  Agreement, the Certificates of Merger and the  applicable provisions  of  the  DGCL and the CGCL.  Without  limiting  the generality  of  the  foregoing, and subject thereto,  upon  the

consummation   of   the  Merger  all  the   property,   rights,

privileges,  powers  and franchises of the  Company  and  White

Mountain  shall  vest  in the Surviving  Corporation,  and  all debts, liabilities and duties of the Company and White Mountain shall become the debts, liabilities and duties of the Surviving

Corporation,  except  that the cumulative adjustment,  if  any,

required to convert the Company from a cash to an accrual basis taxpayer  shall be reported on the Company's final  tax  return

and   any   tax  liability  attributable  to  such   cumulative

adjustment  as  of  the Closing Date shall be  a  liability  of

Pierce as the shareholder of the Company for the period covered by  the  final return.  The cumulative adjustment shall be  the excess  of  the  income which the Company would  have  reported under  the  accrual method of accounting through and  including the  Closing  Date  over  the income reported  by  the  Company through  its use of the cash basis of accounting as represented by  the accrual basis assets and liabilities of the Company  on its Closing Date financial statement.

          1.4  Certificate of Incorporation, By-Laws.

               (i)    Certificate  of  Incorporation.    Unless

otherwise determined by Parent prior to the Closing Date,  upon the consummation of the Merger the Certificate of Incorporation of  White  Mountain,  as  in effect immediately  prior  to  the consummation  of  the  Merger,  shall  be  the  Certificate  of

Incorporation  of  the Surviving Corporation  until  thereafter amended  in  accordance with the DGCL and such  Certificate  of

Incorporation.

               (ii)  By-Laws.   Unless otherwise determined  by

Parent prior to the consummation of the Merger, the By-Laws  of

White  Mountain, as in effect immediately prior to the  closing date,  shall be the By-Laws of the Surviving Corporation  until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

          1.5   Directors and Officers.  The directors of White

Mountain  immediately prior to the consummation of the  Merger,

with  the addition of Pierce shall be the initial directors  of the  Surviving  Corporation, each to hold office in  accordance with  the  Certificate  of Incorporation  and  By-Laws  of  the

Surviving  Corporation,  and  the officers  of  White  Mountain immediately  prior to the consummation of the Merger  shall  be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and  qualified.  Until such time as an insurance policy  is  in effect  covering Pierce's actions as an officer or director  of the Surviving Corporation, Pierce shall have the option, in his sole  discretion, of attending all meetings  of  the  Board  of

Directors  of  the  Surviving Corporation  without  becoming  a member.



                          SECTION 2

                     MERGER CONSIDERATION

          2.1   Shares of Company.  As of the Filing Date, each

share  of Stock issued and outstanding as of the Closing  Date,

shall  by  virtue of the merger and without any action  on  the part  of  the  holder thereof, be converted into the  right  to receive  an  amount  per  share in Arguss  Stock  and  in  cash

(collectively  the  "Merger Consideration"), without  interest,

determined in accordance with Section 2.2.

          2.2    Merger   Consideration.   The   total   merger

consideration to be paid by Parent and White Mountain to Pierce shall be an amount equal to the Agreed Value of the Company, as that  term is defined in this Agreement.  Each share  of  Stock shall be entitled to receive a sum equal to the Agreed Value of the Company divided by the total number of shares of the Stock.

          The Merger Consideration shall be paid to Pierce,  as

follows:

               (a)   At  Closing, Pierce shall receive the  sum

equal  to  Fifty  Per  Cent (50%) of the Agreed  Value  of  the

Company through the issuance of shares of Arguss stock  as  set forth  in Exhibit 2.2(a).  For the purposes of determining  the number  of  shares  of  Arguss Stock to  be  issued  to  Pierce pursuant  to this paragraph 2.2(a), the value of each share  of

Arguss Stock shall be Eight Dollars ($8.00).

               (b)   At  Closing, Pierce shall receive the  sum

equal  to  Fifty  Per  Cent (50%) of the Agreed  Value  of  the

Company in cash, wire transfer, or certified funds as set forth on Exhibit 2.2(b).

          2.3    Allocation   of  Merger  Consideration.    The

allocation  of the Merger Consideration by Pierce, if  desired,

is set forth in Exhibit 2.3.



                          SECTION 3

                           CLOSING

          The  Closing of the Merger shall occur at the offices

of  Arguss  Holdings,  Inc.,  One  Church  Street,  Suite  302,

Rockville,  Maryland 20850, at 2:00 p.m.  on  the  2nd  day  of

January, 1998, or at such other time, date and place as  Parent

and  Pierce  may  agree (the "Closing Date").   Parties  hereto

agree  that  the  Merger may be Closed in Escrow  provided  all transfers  of any requisite business licenses has not  occurred on or before February 28, 1998.

          3.1  Cancellation.

               (a)   Upon filing of the Certificate of  Merger,

each  such  share  of  the Stock shall be  canceled  and  shall thereafter evidence only the right to receive a pro rata  share of the Merger Consideration.

               (b)   Upon filing of the Certificate of  Merger,

each share of the Stock held in the treasury of the Company and each  share of Stock owned directly or indirectly by any wholly owned  Subsidiary  of  the  Company immediately  prior  to  the consummation of the Merger shall, by virtue of the  Merger  and without any action on the part of the holder thereof, cease  to be  outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

          3.2  Delivery of Cash and Exchange of Certificates.

               (a)   Exchange  Procedures.  As  of  the  Filing

Date, upon surrender of the certificates representing shares of the  Stock  (the  "Certificates") for  cancellation  to  Parent together with such other customary documents as may be required to  transfer the Stock, Pierce shall be entitled to receive  in exchange  therefore  the Merger Consideration  as  provided  in

Section  2.2(a)  and  (b),  above,  and  the  Certificates   so

surrendered  shall  forthwith be  canceled.   Each  outstanding

Certificate that, prior to the Closing Date, represented shares of  the  Stock will be deemed from and after the Closing  Date,

for all corporate purposes, to evidence the right to receive  a pro  rata  share  of the Merger Consideration into  which  such shares of the Stock shall have been so converted.

               (b)    No  Liability.   Neither  Parent,   White

Mountain, nor the Company shall be liable to any holder of  the

Stock  for  any  Merger  Consideration delivered  to  a  public official pursuant to any applicable abandoned property, escheat or similar law.

               (c)   Withholding Rights.  Pierce  will  provide

Parent   and   White  Mountain  with  the  appropriate   FIRPTA

certificate indicating that no other withholdings are  required by this transaction.



                          SECTION 4

           REPRESENTATIONS, WARRANTIES AND CERTAIN

             COVENANTS OF PIERCE AND THE COMPANY

          As  a  material inducement to induce Parent and White

Mountain to consummate the Merger under this Agreement,  Pierce and  Company represent and warrant that each of the matters set forth  in  this Section 4 are true and correct as of  the  date hereof, and acknowledge that Parent and White Mountain's  entry into  this  Agreement and the performance of their  obligations hereunder  are  made  in  reliance upon  the  completeness  and

accuracy  of  each  of  the  matters  set  forth  herein.   The

representations and warranties being made by the Company  shall survive up and until the Closing Date.  The representations and warranties being made by Pierce shall survive as set  forth  in

Section 12.11, herein.

          4.1    Organization,  Qualifications  and   Corporate

Power.

                     (a)   The  Company  is a corporation  duly

incorporated, validly existing and in good standing  under  the laws of the State of California.  Attached as Exhibit 4.1 is  a

list  of  all  states in which the company is qualified  to  do

business.    The  Company  is  duly  qualified  as  a   foreign

corporation in each other jurisdiction in which the failure  to be  qualified  would have a material adverse  effect  upon  the

Company.  The Company has the corporate power and authority  to own  and  hold  its properties and to conduct its  business  as currently  conducted  and  as  proposed  to  be  conducted,  to execute, deliver and perform this Agreement to which  it  is  a signatory.

               (b)   Except  as  listed  on  Exhibit  4.1,  the

Company  does  not own of record or beneficially,  directly  or indirectly,  (i)  any shares of outstanding  capital  stock  or

securities  convertible  into  capital  stock  of   any   other

corporation   or  (ii)  any  participating  interest   in   any

partnership,  joint  venture  or other  non-corporate  business enterprise.

          4.2  Authorization of Agreement.

               (a)  The execution, delivery and performance  by

the  Company  of  this Agreement to which  it  is  a  signatory hereunder  have been duly authorized by all requisite corporate action  and  will not (i) violate any applicable  provision  of law, any order of any court or other agency of government,  the

Articles  or  Certificate of Incorporation  or  Bylaws  of  the

Company, or any provision of any indenture, agreement or  other instrument  by  which the Company, or any of its properties  or assets is bound or affected, or (ii) conflict with, result in a material  breach of or constitute (with due notice or lapse  of time or both) a default under any such indenture, agreement  or other  instrument, or results in being declared void,  voidable or  without  further  binding effect any license,  governmental permit  or  certification, employee plan, note, bond, mortgage,

indenture,   deed   of  trust,  franchise,   lease,   contract,

agreement,  or other instrument or commitment or obligation  to which  Company is a party, or by which Company, or any  of  its assets,  may  be bound, subject or affected, (iii) violate  any order,  writ,  injunction, decree, judgment, or ruling  of  any court or governmental authority applicable to Company or any of its  assets,  or  (iv)  except as otherwise  provided  in  this

Agreement,  result in the creation or imposition of  any  lien,

charge  or encumbrance of any nature whatsoever not arising  in the  ordinary course of business upon any of the properties  or assets of the Company.

          4.3  Capital Stock.  The authorized capital stock  of

the  Company  and  the  holders of the issued  and  outstanding shares  of  such  capital stock are set forth  in  Exhibit  4.3

hereto.   Except as disclosed in Exhibit 4.3, there is  no  (i)

subscription,  warrant, option, convertible security  or  other right  (contingent  or otherwise) to purchase  or  acquire  any shares  of any class of capital stock of the Company  which  is authorized  or outstanding, (ii) the Company has no commitments to  issue any shares, warrants, options or other such rights or to  distribute to holders of any class of its capital stock any evidence  of indebtedness or assets, (iii) the Company  has  no obligation  (contingent or otherwise) to  purchase,  redeem  or otherwise  acquire  any  shares of its  capital  stock  or  any interest  therein  or to pay any dividend  or  make  any  other distribution  in  respect  thereof, (iv)  the  Company  has  no

obligation  or  commitment  to  register  under  the  Act   any

securities issued or to be issued by it, and (v) the issued and outstanding  shares are fully transferable in  accordance  with this Agreement, subject only to Pierce obtaining the consent to transfer  from the Department of Corporation of  the  State  of

California.   All of the issued and outstanding shares  of  the

capital  stock  of  the  Company have been  validly  issued  in compliance with all federal and state securities laws  and  are fully paid and non-assessable.

          4.4  Financial Statements.  The Company has delivered

to Parent the Financial Statements.  Such preliminary Financial

Statements  to the best of Pierce's knowledge are complete  and correct, have been prepared in accordance with GAAP and  fairly present  the  financial  position of the  Company  as  of  such respective  dates after making all appropriate adjustments,  if applicable, required to present them on an accrual basis for  a

Subchapter C corporation, and the results of its operations for the  respective periods then ended.  The data provided  to  the accountants by the Company and Pierce which form the  basis  of the Financial Statements are complete, correct and accurate  in all  material respects.  Except as set forth in such  Financial

Statements,   the  Company  has  no  material   obligation   or

liability, absolute, accrued or contingent.

          4.5   Absence  of  Changes.   Except  as  listed   in

Exhibit  4.5 and since the time period covered by the Financial

Statements, the Company has not:

               (a)    Transferred,   assigned,   conveyed    or

liquidated any of its assets or entered into any transaction or incurred  any  liability or obligation  which  has  a  material adverse  effect on the assets or the conduct of  its  business,

other than in the ordinary course of the Company's business;

               (b)    Incurred  any  change  in  its  business,

operations,  or financial condition which may have  a  material adverse  effect on its assets or its business, or become  aware of any event which may result in any such adverse change;

               (c)   Suffered any material destruction,  damage

or  loss  relating to its assets or the conduct of its business whether or not covered by insurance;

               (d)   Suffered, permitted or incurred other than

in  the ordinary course of business the imposition of any lien,

charge,  encumbrance  (which as used herein  includes,  without limitation, any mortgage, deed of trust, conveyance  to  secure debt or security interest) whether or not contingent in nature,

or  claim  upon any of its assets, except for any current  year lien  with respect to personal or real property taxes  not  yet due and payable;

               (e)   Committed, suffered, permitted or incurred

any  default  in  any  liability or obligation  which,  in  the aggregate, have had or will have a material adverse effect upon its assets or the conduct of its business;

               (f)   Made or agreed to any change in the  terms

of  any contract or instrument to which it is a party which has a  material adverse effect on its assets or the conduct of  its business;

               (g)    Knowingly  waived,  canceled,   sold   or

otherwise  disposed  of other than in the  ordinary  course  of business,  for less than the face amount thereof, any  material claim  or  right relating to its assets or the conduct  of  its business, which it has against others;

               (h)   Declared,  promised or made  any  material

distribution from its assets or other payment from  the  assets to  its  shareholders (other than reasonable  compensation  for services actually rendered) or issued any additional shares  or rights,  options or calls with respect to its shares of capital stock, or redeemed, purchased or otherwise acquired any of  its shares, or made any change whatsoever in its capital structure;

               (i)    Paid,  agreed  to  pay  or  incurred  any

material  obligation for any payment for, any  contribution  or other amount to, or with respect to, any employee benefit plan,

or  paid or agreed to pay any bonus or salary increase  to  its executive  officers or directors, or made any increase  in  the pension,  retirement  or other benefits  of  its  directors  or executive  officers  other  than  in  the  ordinary  course  of business;

               (j)  Committed, suffered, permitted, incurred or

entered into any transaction or event other than in the  normal

course   of  business  which  would  materially  increase   its

liability for any prior taxable year;

               (k)   Incurred any other liability or obligation

or  entered  into  any transaction other than in  the  ordinary course  of business which would have a material adverse  effect on its condition (financial or otherwise); or

               (l)   Received any notices of, or has reason  to

believe,  that  any of its customers or clients have  taken  or contemplate  any  steps  which  could  materially  disrupt  its business  relationship with said customer or  client  or  could result  in the material diminution in the value of the business of the Company as a going concern.

          4.6   Actions Pending.  Except as listed  on  Exhibit

4.6,  there  is  no action, suit, investigation, or  proceeding

pending  or,  to  the  knowledge  of  the  Company  or   Pierce

threatened against or affecting Pierce, the Company or  any  of its  properties or rights, before any court or by or before any governmental body or arbitration board or tribunal and no basis exists  for  any such action, suit, investigation or proceeding which  will result in any material liability or affirmative  or negative  injunction being imposed on the  Company  or  Pierce.

The   foregoing  includes,  without  limiting  its  generality,

actions  pending or threatened (or any basis therefor known  to the  Company or Pierce) involving the prior employment  of  any employees or prospective employees of the Company or  its  use,

in   connection  with  its  business,  of  any  information  or techniques  which  might be alleged to be  proprietary  to  its former employer(s).

          4.7   Business Property Rights. To the  best  of  the

Company's or Pierce's knowledge, no person or entity  has  made or threatened to make (or has any valid reason to threaten) any claims that the operation of the business of the Company is  or will be in violation of or infringe on any technology, patents,

copyrights,  trademarks, trade names, service  marks  (and  any application  for  any  of the foregoing) licenses,  proprietary information, know-how, or trade secrets (the "Business Property

Rights").   To the best of the Company's or Pierce's  knowledge

no  third  party  is infringing upon or violating  any  of  the

Company's  Business  Property Rights and the  Company  has  the

exclusive  right  to  use  the same.   None  of  the  Company's

employees,  directors,  or stockholders  has  any  valid  claim whatsoever (whether direct, indirect or contingent)  of  right,

title  or  interest  in  or to any of  the  Company's  Business

Property Rights.

          4.8   Liabilities.  Except as listed in Exhibit  4.8,

the Company has no liabilities or obligations, whether accrued,

absolute,  contingent  or  otherwise (individually  or  in  the aggregate),  which are of a nature required to be reflected  in financial  statements prepared in accordance with  GAAP,  after making all appropriate adjustments required to present them  on an  accrual  basis  for  a Subchapter C corporation,  including without  limitation, any liability which might result  from  an audit  of  its tax returns by any appropriate authority  except

(i) the liabilities and obligations set forth in the "Financial

Statements") delivered in accordance with Section 4.4 and  (ii)

liabilities  and  obligations  incurred  for  the  purpose   of

enabling  the Company to conduct its normal business  (in  each case in normal amounts and incurred only in the ordinary course of business).  Except as disclosed in the Financial Statements,

the  Company  is not in default with respect to any liabilities or  obligations  and all such liabilities or obligations  shown and reflected in the Financial Statements, and such liabilities incurred  or accrued subsequent to the Companies incorporation,

have been, or are being, paid or discharged as they become due,

and  all such liabilities and obligations were incurred in  the ordinary course of business.

          4.9  Ownership of Assets and Leases.  Attached hereto

as  Exhibit  4.9(a) is a complete and correct  list  and  brief description,  as  of the date of this Agreement,  of  all  real property and material items of personal property owned  by  the

Company and all of the leases and other agreements relating  to any real, personal or intangible property owned, used, licensed or  leased by the Company.  The Company has good and marketable title  to all of its assets, including those listed on  Exhibit

4.9(a), and any income or revenue generated therefrom, in  each case  free  and  clear of any liens, claims, charges,  options,

rights  of  tenants  or  other  encumbrances,  except,  (i)  as disclosed and reserved against in the Financial Statements  (to the  extent  and  in  the  amounts so  disclosed  and  reserved against), (ii) for liens arising from current taxes not yet due and payable and (iii) as set forth on Exhibit 4.9(b).  Each  of the Company's leases and agreements is in full force and effect and  constitutes a legal, valid and binding obligation  of  the

Company  and  the other respective parties thereto, enforceable in  accordance with its terms, except as enforceability may  be limited  by  applicable equitable principles or by  bankruptcy,

insolvency,  reorganization, moratorium, or similar  laws  from time  to time in effect affecting the enforcement of creditors'

rights generally, and, there is not under any of such leases or agreements existing any default of the Company, or to the  best of  the  Company's or Pierce's knowledge of any  other  parties thereto  (or event or condition which, with notice or lapse  of time,  or  both, would constitute a default).  The Company  has

not   received  any  notice  of  violation  of  any  applicable

regulation,  ordinance  or  other  law  with  respect  to   its

operations  or  assets,  and, to  the  best  of  the  Company's knowledge  there is not any such violation or grounds  therefor which could adversely affect their assets or the conduct of its

business.   The  Company  is not a party  to  any  contract  or

obligation whereby an absolute or contingent right to purchase,

obtain  or  acquire any rights in any of the  assets  has  been granted to anyone.  There does not exist and will not exist  by virtue  of the transactions contemplated by this Agreement  any claim  or  right of third persons which may be legally asserted against any of the Company's assets.

          4.10  Taxes.    The Company has paid all  taxes  due,

assessed and owed by it as reflected on its tax returns and has timely  filed all federal, state, local and other  tax  returns which were required to be filed and which were due prior to the

Closing   Date,   except  for  those   taxes   set   forth   on

Exhibit 4.10(a).  All federal, state, local, and other taxes of the  Company  accruable since the filing of such  returns  have been  properly accrued.  No federal income tax returns for  the

Company  have ever been audited by the Internal Revenue Service or  any state or local taxing authority, except as described in

Exhibit  4.10(b).  No other proceedings or other actions  which are still pending or open have been taken for the assessment or collection of additional taxes of any kind from the Company for any  period  for  which returns have been  filed,  and  to  the

Company's  knowledge,  no  other examination  by  the  Internal

Revenue  Service  or any other taxing authority  affecting  the

Company  is now pending.  Except for those taxes set  forth  on

Exhibit 4.10(a), taxes which the Company were required  by  law

to   withhold   or   collect  subsequent   to   the   Company's

incorporation, have been withheld or collected  and  have  been paid  over  to  the  proper  governmental  authorities  or  are properly  held  by  the Company for such  payment  and  are  so

withheld,  collected and paid over as of the date  hereof.   No

waivers  of  statutes of limitations with respect  to  any  tax

returns  of  the  Company  nor  extensions  of  time  for   the

assessment of any tax have been given by any current  employees

of  the  Company.   There  is not and there  will  not  be  any

liabilities  for federal, state and local income,  sales,  use,

excise  or other taxes arising out of, or attributable  to,  or affecting  the assets or the conduct of the Company's  business

through  the  close  of  business  on  the  Closing  Date,   or

attributable to the conduct of the operations of the Company at any  time  for  which Parent or the Surviving Corporation  will have any liability for payment or otherwise, including, but not limited  to,  any tax assessed or imposed as a  result  of  the conversion,  if applicable, of the Company from a Subchapter  S to  a  Subchapter C corporation.  After the Closing, there does

not   and   will  not  exist  by  virtue  of  the  transactions

contemplated  by this Agreement any liability for  taxes  which may  be  asserted by any taxing authority against the Company's assets  or the operation of the business, and no lien or  other encumbrance  for  taxes  will attach  to  such  assets  or  the operation  of  the business.  If applicable,  the  Company  has properly elected to be an S corporation for federal (and, where permitted, for State and local) tax purposes and has  continued

to  qualify as an S corporation at all times from the  date  of the  S  corporation election.  If applicable, the Company  will continue  to qualify as an S corporation through and  including the Closing Date.

          4.11 Contracts, Other Agreements.  Attached hereto as

Exhibit  4.11(a)  is a true and complete list of each  material contract,  agreement and other instrument to which the  Company is  a  party,  including,  but not limited  to,  all  bank  and financing  documents.  At Parent's request, the  Company  shall deliver  to  Parent  a  true  and complete  copy  of  any  such

contract,  agreement  or instrument.   All  of  the  contracts,

agreements, and instruments described in Exhibit 4.11(a) hereto are  valid  and binding upon the Company and the other  parties thereto  and  are  in full force and effect, and,  neither  the

Company, nor to the best of the Company's or Pierce's knowledge any other party to any such contract, commitment or arrangement has  breached any provision of, or is in default in any respect under, the material terms thereof.  Except for those listed  on

Exhibit 4.11(b), no contract, agreement or other instrument  to which  the  Company  is  a party will be  materially  breached,

violated  or result in a default as a result of the transaction contemplated hereunder.

          4.12 Governmental Approvals.  Except as set forth  on

Exhibit  4.12,  no registration or filing with, or  consent  or approval  of, or other action by, any federal, state  or  other governmental agency or instrumentality is or will be  necessary for  the  valid  execution, delivery and  performance  of  this

Agreement  by the Company, including, but not limited  to,  any approval  of  the  United States Small Business  Administration

required  to  assign  any obligation  of  the  Company  to  the

Surviving Corporation.

          4.13  Lack of Defaults.  The Company and Pierce  know

of  no  default in performance of any obligation,  covenant  or condition contained in any note, debenture, mortgage  or  other contract or agreement of any nature or kind to which either  is a  party,  nor of any default with respect to any order,  writ,

injunction  or decree of any court, governmental  authority  or arbitration board or tribunal to which either is a party, which would  have a material adverse effect on the assets or business of the Company.  The Company and Pierce know of no violation of any  law,  ordinance, governmental rule or regulation to  which either  is  subject,  nor  has  either  failed  to  obtain  any

licenses,    permits,   franchises   or   other    governmental

authorizations necessary for the ownership of their  properties or to the conduct of their business where any such violation or failure  would likely result in a material adverse effect  upon the  business  of the Company.  The Company has  conducted  and will  conduct  its  businesses and  operations  in  substantial compliance with all federal, state, county and municipal  laws,

statutes,  ordinances and regulations and  are  in  substantial compliance  with  all applicable requirements of  all  federal,

state, county and municipal regulatory authorities.

          4.14 Employees and Employee Benefit Plans.

               (a)   Attached  hereto as Exhibit 4.14(a)  is  a

list  of  each  pension  retirement,  profit-sharing,  deferred

compensation,  bonus  or  other  incentive  plan,  or   program

arrangement,  agreement  or  other understanding,  or  medical,

vision,  dental  or  other health plan, or  life  insurance  or disability plan, or any other employee benefit plan, including,

without  limitation, any "employee benefit plan" as defined  in

Section 3(3) of the Employee Retirement Income Security Act  of

1974, as amended ("ERISA"), to which the Company contributes or is a party or is bound or under which it may have liability and under  which  employees or former employees of the Company  (or their  beneficiaries) are eligible to participate or  derive  a benefit  (the  foregoing herein referred to  as  the  "Employee

Benefit  Plans).   The Company has delivered  to  Parent  true,

correct and complete copies of all Employee Benefit Plans,  and the  company has complied in all material aspects with any  and all  obligations  required of it under the terms  of  any  plan listed on Exhibit 4.14(a).

               (b)   Attached hereto as Exhibit 4.14(b) are the

names, social security numbers and current rate of compensation of  all  salaried  and hourly paid employees  employed  by  the

Company as of the date hereof, with all key employees being  so designated, and at Closing the Company will provide an  updated list  of  all  such employees as of the date of  closing,  such updated list to be initialed by both parties at Closing.

          4.15 Insurance.  Attached hereto as Exhibit 4.15 is a

complete  and  correct  list  and description  of  all  of  the policies  of  liability,  property, workers'  compensation  and other  forms  of insurance or bonds carried by the Company  for the benefit of or in connection with its assets and businesses.

All of such policies are in full force and effect and there are no  overdue premiums or other payments on such policies and the

Company  has  not  received  any  notice  of  cancellation   or

termination of any of these policies.  Neither Pierces nor  the

Company have knowledge of any change or proposed change to  any of  the rates set forth in the policies listed on Exhibit  4.15 other than as set out in the Policies.

          4.16  Labor Matters.  None of the Company's employees

are  covered  by  a  collective bargaining  agreement,  and  no collective  bargaining  efforts with  respect  to  any  of  the

Company's  employees are pending or, to the  knowledge  of  the

Company  threatened.  No labor dispute, strike, work  stoppage,

employee  collective action or labor relations problem  of  any kind  which has materially adversely affected or may so  affect the  Company or any of its businesses or operations, is pending or, to the knowledge of the Company is threatened.  The Company has  complied  in all material respects with the reporting  and withholding  provisions of the Code and the  Federal  Insurance

Contribution Act and all similar state and local laws, and with the  federal,  state,  and local laws,  ordinances,  rules  and

regulations   with   respect  to  employment   and   employment

practices,  terms  and  conditions of  employment  and  of  the workplace, wages and hours and equal employment opportunity.

          4.17 Brokers and Finders.  Except for the fees listed

on Exhibit 4.17, neither Pierce nor the Company has incurred or become  liable for any commission, fee or other similar payment

to   any  broker,  finder,  agent  or  other  intermediary   in

connection with the negotiation or execution of this  Agreement or  the  consummation of the transactions contemplated  hereby.

Pierce  agrees  to be responsible for paying  all  Broker  fees incurred  by  the  Company as a result of this transaction,  if any.

          4.18 Accounts Receivable.

               (a)   All  accounts receivable  of  the  Company

shown on the audited balance sheets of the Company as of the 12 month  period ending July 31, 1997, and all notes and  accounts receivable acquired by the Company subsequent to July 31, 1997,

reflect actual transactions, have arisen in the ordinary course of  business and have been collected or are now in the  process of  collection without recourse to any judicial proceedings  in the  ordinary  course  of  business in the  aggregate  recorded amounts  thereof, less the applicable allowances  reflected  on such  balance  sheets  with respect to the accounts  receivable shown  thereon or set up on the respective books of the Company with  respect  to  the  notes and accounts receivable  acquired subsequent to July 31, 1997.

               (b)  Except as set forth on Exhibit 4.18(b), the

Company  has  no knowledge as to any of the Company's  accounts receivable  being subject to any lien or claim of  offset,  set off or counterclaim not provided for by the Company's allowance for doubtful accounts as of the date of execution hereof.

          4.19 Conflicts of Interests.  Except as described  in

Exhibit  4.19 (a), no officer, director or stockholder  of  the

Company was or is, directly or indirectly, a joint investor  or co-venturer with, or owner, lessor, lessee, licensor or license of any real or personal property, tangible or intangible, owned or  used  by, or a lender to or debtor of, the Company and  the

Company  has no commitments or obligations as a result  of  any

such  transactions  prior  to  the  date  hereof.   Except   as

described  in  Exhibit  4.19 (b), and except  for  directly  or

indirectly  holding  less  than  five  percent  (5%)   of   the

outstanding  shares  of stock in a company  which  is  publicly traded,  none of such officers, stockholders, or directors  own

or   have  owned,  directly  or  indirectly,  individually   or

collectively, an interest in any entity which is a  competitor,

customer  or  supplier  of  (or has  any  existing  contractual relationship with) the Company.

          4.20  Environmental Compliance.  Exhibit 4.20(a) sets

forth all government agencies which substantially regulate  the

Company's  business.  Except as listed on Exhibit 4.20(b),  the

Company  has  complied  in  all  material  respects  with   all

applicable federal, state and local laws, ordinances, rules and regulations with respect to its premises and its operations and hazardous  materials, including, but not limited to, all  rules and  regulations  promulgated by the  Occupational  Safety  and

Health Administration and the Federal Communications Commission

and  have  kept  its premises free and clear of any  liens  and charges  imposed pursuant to such laws, ordinances,  rules  and regulations.  The Company has not received any notice that  any facts  or  conditions  exist  which  would  give  rise  to  any violation, claim, charge, penalty or liability relating to  any applicable  environmental laws, rules  or  regulations  of  any governmental  body  or  agency  having  jurisdiction  over  the

premises.   For purposes of this section, "Hazardous Materials"

shall  include,  without limitation, any  pollutants  or  other toxic or hazardous substances or any solid, liquid, gaseous  or thermal irritant or contaminant, including smoke, vapor,  soot,

fumes, acids, alkalis, chemicals and waste (including materials

to   be   recycled,  reconditioned  or  reclaimed),   flammable

materials, explosives, radioactive materials, hazardous  waste,

hazardous  or toxic substances, or related materials,  asbestos requiring  treatment as a matter of law, or any other substance or  materials  defined  as hazardous or harmful,  or  requiring special treatment or special handling by any federal, state  or

local   environmental  law,  ordinance,  rule   or   regulation

including,  without limitation, the Comprehensive Environmental

Response,  Compensation and Liability Act of 1980,  as  amended

(33  U.S.C.  Sections  1251, et seq.), the Hazardous  Materials

Transportation  Act,  as amended (49 U.S.C.  Section  1801,  et seq.),  the Resource Conservation and Recovery Act, as  amended

(42  U.S.C. Sections 6901 et seq.), the Occupational Safety and

Health Act of 1970 and the regulations adopted and publications promulgated pursuant thereto.

          4.21 Ownership of the Stock.  Pierce owns all of  the

Stock  beneficially and of record, free and clear of all liens,

restrictions, encumbrances, charges, and adverse claims and the

Stock  to  be  purchased hereunder constitutes One Hundred  Per

Cent (100%) of issued and outstanding stock of the Company.

          4.22  Absence of Sensitive Payments.  Neither  Pierce

nor,  to  the  knowledge  of Pierce and  Company,  any  of  the

Company's directors, officers, or stockholders:

               (a)    has  made  or  has  agreed  to  make  any

contributions,  payments or gifts of funds or property  to  any governmental  official,  employee or  agent  where  either  the payment  or the purpose of such contribution, payment  or  gift was  or  is  illegal under the laws of the United  States,  any state thereof, or any other jurisdiction (foreign or domestic);

               (b)    has   established   or   maintained   any

unrecorded fund or asset for any purpose, or has made any false or  artificial entries on any of its books or records  for  any reason; or

               (c)    has  made  or  has  agreed  to  make  any

contribution  or expenditure, or has reimbursed  any  political gift or contribution or expenditure made by any other person to

candidates  for  public  office,  whether  federal,  state   or

local(foreign  or  domestic) where such contributions  were  or would be a violation of applicable law.

          4.23  Approval  of Merger; Related  Matters.   Pierce

represents and warrants that Pierce, in his or her capacity  as a  shareholder of the Company (i) approves of and  consents  to the  Merger  as  set forth in this Agreement, (ii)  waives  any

notice   of   a  shareholder's  meeting  or  similar  corporate

formality  in  connection with the approval of the transactions described  herein, including, without limitation,  the  Merger,

(iii)  waives any rights to protest or object to the Merger  or to  the exercise of any statutory remedy of appraisal as to the

Stock  owned by such Security holder as provided in  the  CGCL,

(iv) has received a copy of resolutions approving the Merger in accordance  with the CGCL, and (v), to the extent  such  Pierce owes any amounts to the Company pursuant to any Promissory Note issued by such Pierce to the Company, consents to the use of  a portion  of the Merger Consideration payable to such Pierce  to pay off each such Promissory Note.

          4.24 Tax Free Reorganization.  Pierce and the Company

represent and warrant that they will take no action which would disqualify  the  Merger  from  being  treated  as  a  tax  free reorganization under the Code.



                          SECTION 5

           REPRESENTATIONS, WARRANTIES AND CERTAIN

            COVENANTS OF PARENT AND WHITE MOUNTAIN

          As   a  material  inducement  to  induce  Pierce   to

consummate  the Merger under this Agreement, Parent  and  White

Mountain  represent and warrant that each of  the  matters  set forth  in  this Section 5 are true and correct as of  the  date hereof, and acknowledge that Pierce's entry into this Agreement and the performance of their obligations hereunder are made  in reliance  upon  the completeness and accuracy of  each  of  the matters  set forth herein.  The representations and  warranties being  made  by the Parent and White Mountain shall survive  as set forth in Section 12.11 herein.

          5.1   Organization, Standing, etc.  Parent and  White

Mountain  are  duly  organized, validly existing  and  in  good

standing   under  the  laws  of  its  jurisdiction   of   their

organization.

          5.2   Authorization, etc.  The execution and delivery

of  this  Agreement  and  any other  instruments  or  documents required  to be executed and delivered hereby, and the purchase of  the Stock contemplated hereby, have been authorized by such authorities or by such court of competent jurisdiction, if any,

as may be required by applicable law and constitute a valid and

binding   obligations  of  Parent  and   of   White   Mountain,

enforceable against them in accordance with the terms  of  this

Agreement.

          5.3   No Breach or Defaults Caused by Agreement.  The

making  and execution, delivery, and performance by Parent  and

White  Mountain of this Agreement does and will not  breach  or constitute  (with  due notice or lapse of  time  or  both)  any default in any articles, by-laws, agreements, or instruments of any  kind or character to which Parent or White Mountain are  a signatory  or  a party, or by which they may be bound,  subject to, or affected, now or in the future.

          5.4  Governmental Approvals.  Except as set forth  in

Section  6.9 and the related Registration Rights Agreement,  no registration  or  filing with, or consent or  approval  of,  or other  action  by,  any federal, state, or  other  governmental agency  or instrumentality, which has not been made or obtained prior  to  the execution of this Agreement by Parent  or  White

Mountain,  is  or  will be necessary for the  valid  execution,

delivery, and performance of this Agreement by Parent and White

Mountain.

          5.5  Brokers Fees.  Except for the broker fee owed to

New  Venture  Capital  Corporation set forth  in  Exhibit  5.5,

Parent  and White Mountain represent there are no other brokers involved in this transaction on their behalf.

          5.6    Authorized  Shares  of  Stock.   There  exists

sufficient  authorized, but unissued, shares  of  Arguss  Stock necessary to enable Parent to satisfy any obligation of  it  to issue shares of Arguss Stock pursuant to this Merger Agreement.

          5.7  Authorization of Agreement.

               (a)  The execution, delivery and performance  by

Parent  or White Mountain of this Agreement to which  it  is  a signatory  hereunder have been duly authorized by all requisite corporate  action  and  will  not (i)  violate  any  applicable provision  of  law, any order of any court or other  agency  of government,  the  Articles or Certificate of  Incorporation  or

Bylaws of the Parent or White Mountain, or any provision of any indenture, agreement or other instrument by which the Parent or

White  Mountain, or any of their properties or assets is  bound or affected, or (ii) conflict with, result in a material breach of  or constitute (with due notice or lapse of time or both)  a

default   under   any  such  indenture,  agreement   or   other

instrument,  or  results in being declared  void,  voidable  or without further binding effect any license, governmental permit

or   certification,  employee  plan,  note,   bond,   mortgage,

indenture,   deed   of  trust,  franchise,   lease,   contract,

agreement,  or other instrument or commitment or obligation  to which  Parent or White Mountain is a party, or by which  Parent or  White  Mountain,  or  any of their assets,  may  be  bound,

subject  or  affected,  or  (iii)  violate  any  order,   writ,

injunction,  decree,  judgment,  or  ruling  of  any  court  or governmental  authority applicable to Parent or White  Mountain or any of their assets.

          5.8   Survival  of Can-Am Division.   For  accounting

purposes,  the  operations of the Company on the  Closing  Date

shall   remain  separate  and  apart  from  the  other  assets,

operations and business of Parent or White Mountain  after  the

Closing,  as  a  separate and distinct division of  Parent  and

White  Mountain  until the initial term of Pierce's  Employment

Agreement  has  been  completed.  No  intercompany  charges  or expenses  of Parent or White Mountain unrelated to  the  Can-Am

Division  may  be  charged  against  the  Company  during   the

calculation of any bonus under said Employment Agreement.

          5.9   Accuracy  of  Filings.  Parent  represents  and

warrants  that all filing required by the Act have  been  filed and  are  complete and correct and fairly present the financial position of the Parent as of the Closing Date.

          5.10  Tax  Free  Reorganization.   Parent  and  White

Mountain  represent and warrant that they will take  no  action which  would disqualify the Merger from being treated as a  tax free reorganization under the Code.



                          SECTION 6

                    CONDITIONS TO CLOSING

     A.    Parent's  obligation to consummate the Merger  under

this  Agreement shall be subject to fulfillment of all  of  the following conditions on or prior to the Closing, any  of  which may be waived in writing by Parent.

          6.1   Performance of Agreements.  The  Company  shall

have performed all agreements contained herein and required  to be  performed by it prior to or at the Closing and all  of  the representations and warranties made by it and Pierces  in  this

Agreement shall be true and correct as of the Closing Date.

          6.2  Lack of Material Liabilities.  The Company shall

have  not incurred any material liability, direct or contingent

(as  that  term is ordinarily used), other than in the ordinary course of its business, since July 31, 1997; including, but not limited  to,  any tax liability resulting from the  transaction contemplated hereby, or by the Company's compliance with any of the terms and conditions hereof.

          6.3    Financial  Statements.   Parent   shall   have

received  the  financial statements.  The financial  statements shall be presented, if applicable, after making all appropriate adjustments required to present them on an accrual basis for  a

Subchapter C corporation

          6.4   Lack  of  Defaults.  No Event  of  Default  (as

defined in Section 11 hereof) and no event or condition  which,

with notice or the lapse of time, or both, would constitute  an

Event of Default, shall exist.

          6.5    Employment  Agreements.   Pierce,  and   those

employees  designated as key employees on Exhibit  4.14(b)  and the  Company  shall  have  executed the Employment  Agreements,

copies  of  which  are  attached hereto as  Exhibits  6.5(a)  -

 6.5(__).

          6.6   Opinion of Counsel. Parent shall have  received

an opinion of counsel from the attorneys for the Company, dated as  of  the  Closing Date, in form and substance  substantially similar to that attached hereto as Exhibit 6.6.

          6.7   Compliance Certificate.  The Company shall have

delivered  to  Parent a certificate executed by its  President,

dated  the  Closing  Date, certifying the  fulfillment  of  the conditions specified in this Section 6 and the accuracy of  the representations and warranties contained in Section 4 hereof.

          6.8   Key-Person  Term Life Insurance.   The  Company

shall  have  applied for an insurance policy  on  the  live  of

Pierce, such policy (a) to name the Parent as sole beneficiary,

(b) to be in form and substance satisfactory to the Parent, and

(c) to be in the amount of Four Million Dollars ($4,000,000).

          6.9    Registration  Rights  Agreement.   Pierce  and

Parent shall have executed the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 6.9.

          6.10 Employee Stock Options.  Parent resolves to take

any   and  all  actions  necessary,  including  soliciting  the

approval  of  its  shareholders,  to  grant  unqualified  stock options  to  the  employees and in the  amounts  designated  in

Exhibit 6.10.

          6.11  Release from Pierce.  Pierce shall execute  and

deliver  to  the  Parent,  in a form satisfactory  to  Parent's counsel,  a  release of any claim that he may have against  the

Company  for  the  repayment  of any  loan,  claim  for  unpaid compensation, claim for indemnification or otherwise except for the  notes or other obligations set forth in Exhibit 6.11 which will be paid according to their terms.

          6.12 Corporate Documents.  Parent shall have received

copies of the following documents:

               (a)   a  certificate  of the  President  of  the

Company dated the Closing Date and certifying (i) that attached thereto  is  a  true  and  complete copy  of  the  Articles  or

Certificate  of Incorporation and Bylaws of the Company  as  in

effect  on  the  date  of  such certification;  and  (ii)  that attached  thereto is a true and complete copies of  resolutions adopted  by  the Board of Directors of the Company  authorizing the  execution, delivery and performance of this Agreement, and that  all  such resolutions are still in full force and  effect and  are  all  the resolutions adopted in connection  with  the transactions contemplated by this Agreement; and

                     (b)   such additional supporting documents

and  other  information  with respect  to  the  operations  and affairs of the Company as Parent may reasonably request.

          All such documents described in (a) and (b) shall  be

satisfactory in form and substance to Parent and its counsel.

          6.13  Corporate Filings.  All relevant  incorporation

and  merger  documents  shall  be filed  with  the  appropriate

governmental   agencies  and  shall  be  attached   hereto   as

Exhibit 6.13.

          6.14  Trustee of Profit Sharing Plan.  The  Surviving

Corporation  shall  at  Closing cause a successor  trustee,  if necessary,  for  the  Company's  profit  sharing  plans  to  be appointed.

          6.15  Net  Worth.  The Company shall have as  of  the

Closing  Date,  a  Net  Worth greater than  or  equal  to  $6.0

million.   To enable the parties to calculate the Net Worth  as

of  Closing, Pierce shall cause the Closing Balance Sheet to be delivered  to  Parent withing ten (10) days of  Closing  or  by

January 21, 1997, whichever occurs later.

          6.16  Pierce's Guaranty of Company Debt.  Parent  and

White  Mountain  shall obtain the release of  all  of  Pierce's personal guaranties of the Company's debt set forth on  Exhibit

6.16  within thirty (30) days of the Closing Date, and  provide

Pierce  with  written  confirmation  of  such  release(s)  when obtained.

          6.17  Contract  to Lease or Purchase  Real  Property.

Pierce  and  Parent shall have executed either  a  contract  to purchase the Real Property, pursuant to which the Parent  shall acquire  the  Real Property, within sixty (60)  days  from  the

Closing Date at a mutually agreeable purchase price, or in  the

alternative,  have  entered into a lease   at  standard  market

rates  pursuant to which the Can-Am Division of  the  Surviving

Corporation shall continue to occupy the Real Property.

          6.18 Chief Financial Officer.  The Company shall,  on

or  before  Closing  have hired a chief  financial  officer  to oversee the financial affairs of Company.

          6.19 Exhibits.  All exhibits required to be delivered

to  Parent  and/or  White  Mountain  hereunder  which  are  not delivered  as  of  the  execution of this  Agreement  shall  be delivered  before  Closing and shall be  acceptable  to  Parent and/or White Mountain, in their sole discretion.

     B.    Pierce's  obligation to consummate the Merger  under

this  Agreement shall be subject to fulfillment of all  of  the following conditions on or prior to the Closing, any  of  which may be waived in writing, by Pierce.

          6.20  Performance of Agreements.  The  Company  shall

have performed all agreements contained herein and required  to be  performed by it prior to or at the Closing and all  of  the representations and warranties made by it and Pierces  in  this

Agreement shall be true and correct as of the Closing Date.

          6.21  Lack  of  Defaults.  No Event  of  Default  (as

defined in Section 10 hereof) and no event or condition  which,

with notice or the lapse of time, or both, would constitute  an

Event of Default, shall exist.

          6.22  Compliance Certificate.  The Company shall have

delivered  to  Parent a certificate executed by its  President,

dated  the  Closing  Date, certifying the  fulfillment  of  the conditions specified in this Section 6 and the accuracy of  the representations and warranties contained in Section 5 hereof.

          6.23  Registration  Rights  Agreement.   Pierce   and

Parent shall have executed the Registration Rights Agreement, a

copy   of   which  has  been  previously  attached  hereto   as

Exhibit 6.9.

          6.24  Corporate Filings.  All relevant  incorporation

and  merger  documents  shall  be filed  with  the  appropriate

governmental   agencies  and  shall  be  attached   hereto   as

Exhibit 6.23.

          6.25 Corporate Documents.  Pierce shall have received

copies of the resolutions adopted by the Board of Directors  of

Parent  authorizing the execution, delivery and performance  of the Agreement.

          6.26 Exhibits.  All exhibits required to be delivered

to Pierce hereunder which are not delivered as of the execution of  this Agreement shall be delivered before Closing and  shall be acceptable to Pierce, in his sole discretion.

                          SECTION 7

                TRANSACTIONS PRIOR TO CLOSING

          Between  the  date of this Contract and the  Closing,

the  executive officers and Board of Directors of  the  Company shall retain full control of the management and business of the

Company.   To  enable Parent to prepare for settlement  at  the

Closing, Parent, Pierce and the Company agree that between  the date hereof and Closing:

          7.1   Taxes.   The  Company  will  promptly  pay  and

discharge,  or cause to be paid and discharged, their  federal,

state  and  other  governmental taxes,  assessments,  fees  and charges imposed upon it or on any of its property or assets and timely  file  any  returns and reports in connection  with  the foregoing; provided, however, nothing herein shall require  the

Company to pay or cause to be paid any tax, assessment, fee  or charge  so  long as the validity thereof shall be contested  in good  faith by appropriate procedures and the Company  has  set aside on its books and maintains adequate reserves with respect thereto  or  for  which  disclosure to  Parent  has  been  made pursuant to Exhibits 4.10(a), (b) and/or (c).

          7.2   Books of Record and Account;  Inspection.   The

Company  will maintain at all times proper books of record  and account  in  accordance  with GAAP,  and  will  permit  any  of

Parent's  officers or any of its authorized representatives  or accountants to visit and inspect the offices and properties  of the  Company, examine the Company's books of account and  other records,  and  discuss  the  Company's  affairs,  finances  and accounts with Parent's appropriate officers and managers, legal counsel, accountants and auditors, all at normal business hours

and   as  often  as  Parent  may  request  provided  any   such

discussions  with  accountants will not cause  the  Company  to incur  any  material cost with respect to such accountants  and legal counsel.

          7.3  Financial Reports.  The Company shall furnish to

Parent, within 20 days after the end of each month (and  within

45 days after the end of the last month of the Company's fiscal year),  an  unaudited financial report of  the  Company,  which report  shall include profit and loss statement, a consolidated balance  sheet, a cash flow analysis, and such other  financial information that Parent may reasonably request.

          7.4  Insurance.

               (a)    The  Company  will  maintain  in   effect

liability  insurance, property insurance, worker's compensation insurance,  the life insurance policies referenced  in  Section

6.8  and  extended coverage insurance on its personal  property referenced  in  Section 4.15 above, with responsible  insurance companies,  against  such  risks  as  are  customarily  insured against  by similar businesses operating in the same  vicinity,

and  in  amounts not less than those (i) recommended  by  major insurance companies for similar businesses or (ii) required  by governmental authorities having jurisdiction over all  or  part of the Company's operations.

          7.5   Notification.  The Company will, within two (2)

business days, advise Parent in writing of the following:

               (a)  The occurrence of an Event of Default;

               (b)   The  filing  of  any suit,  action,  other

proceeding against the Company or any investigation  which  the

Company  learns  is pending or threatened against  it,  if  the amount  involved  or  at risk by nature of such  suit,  action,

other proceeding or investigation exceeds Seventy-Five Thousand

Dollars ($75,000);

               (c)   The filing, recording or assessment  of  a

federal, state or local tax lien against the Company or any  of its assets other than in the ordinary course of business;

               (d)  The occurrence of any reportable event with

respect to any employee benefit plan of the Company or which is subject  to  the  provisions of ERISA,  including  a  statement setting forth details as to the reportable event and the action proposed  to  be  taken with respect thereto, together  with  a copy,  if  available,  of the notice of such  reportable  event given to the Pension Benefit Guaranty Corporation; and

               (e)  Any other condition, act or event which the

Company  in  its  good faith judgment believes  will  adversely affect Parent's rights under this Agreement.

          7.6   Board of Directors' Meetings.  Parent shall  be

entitled,  upon the giving of written notice, to designate  two individuals to attend the meetings of the Board of Directors of the  Company and the Company shall take all appropriate actions to  ensure  that Parent's designees receive notice of  and  are

invited to attend the meetings of the Board of Directors.   The

Board of Directors of the Company shall meet no less than  once during each calendar quarter.

          7.7   Corporate Existence.  The Company shall at  all

times  cause  to  be done every act necessary to  maintain  and preserve  its existence, rights, franchises, and certifications in  the  jurisdictions  of their incorporation  and  to  remain qualified  as  foreign  corporations in every  jurisdiction  in which qualification is required.

          7.8   Maintenance of Properties.  The  Company  shall

maintain  or  cause  to be maintained in good  repair,  working order  and condition all tangible properties required  for  its business  and from time to time make or cause to  be  made  all appropriate repairs and replacements thereof.

          7.9   Trade Secrets.  The Company will use  its  best

efforts   to  maintain  the  confidentiality  of  any  Business

Property  Rights of the Company and will seek to  restrict  the ability  of  any employee having knowledge of such  proprietary information  or trade secrets from competing with  the  Company through  employment and non-competition agreements and  similar arrangements.

          7.10  Mergers and Other Transfers.  The Company  will

not (i) merge or consolidate with any person, firm, association or corporation, (ii) transfer, sell, assign, lease or otherwise abandon  or dispose of (whether in one transaction or a  series of  transactions) any material part of its assets except in the normal course of business if such transaction would reduce  the net  worth of the Company below $6.5 million, (iii) change  the nature  of its business, (iv) create any subsidiaries,  or  (v)

liquidate, dissolve or cease active business operations.

          7.11  Certificate of Incorporation and  Bylaws.   The

Company   will  not  amend  its  Articles  or  Certificate   of

Incorporation  or  Bylaws if the result of any  such  amendment will  have  an  adverse effect on Parent's  rights  under  this

Agreement.

          7.12  Judgments  and Liens.  Pierces or  the  Company

shall  not  create,  incur,  assume  or  permit  to  exist  any mortgage, lien, security interest, charge or encumbrance on any property  or  assets  now owned or hereafter  acquired  by  the

Company except:

               (a)   Liens  arising out of judgments or  awards

(i)  which  have been in force less than the applicable  appeal period  so long as execution is not levied thereunder, or  (ii)

in  respect  of  which  the Company  shall  in  good  faith  be prosecuting an appeal or proceedings for review and in  respect of  which the Company shall have secured a subsisting  stay  of execution pending such appeal or proceedings for review;

               (b)     Liens   for   taxes,   assessments    or

governmental charges or levies, provided payment thereof  shall not at the time be required;

               (c)  Deposits, liens, bonds or pledges to secure

payment   of  worker's  compensation,  unemployment  insurance,

pensions  or other social obligations, surety, stay  or  appeal bonds,  or  other similar obligations arising in  the  ordinary course of business;

               (d)     Mechanic's,    worker's,    repairmen's,

warehousemen's, vendor's, or carrier's liens, or other  similar liens  arising in the ordinary course of business and  securing sums  which are not past due, or deposits or pledges to  obtain the release of any such liens;

               (e)   Liens  arising by operation of  law  under

lease  agreements made in the ordinary course of  business  and confined to the property rented;

               (f)   Liens  on  property securing the  purchase

price of property acquired after the date hereof provided  that each  of  such  lien (i) is given solely to secure indebtedness not  exceeding one hundred percent (100%) of the lesser of  the cost  or  fair  market value of such property,  (ii)  does  not extend to any other property and (iii) is given at the time  of acquisition of the property;

               (g)  Presently outstanding liens;

               (h)     liens    and    encumbrances    securing

indebtedness to Senior Creditors; and

               (i)    Extension,   renewal  or   refunding   of

indebtedness  secured by liens permitted by this Section  7.12,

provided  that the then outstanding amount of such indebtedness is  not increased and such liens do not extend to property  not then encumbered thereby.

          7.13  Issuances of Capital Stock.  The  Company  will

not  issue any of its capital stock to any person or entity  or grant  any  person  or  entity an option, warrant,  convertible security or any other right or agreement to acquire any  shares of  its  capital  stock, without the prior written  consent  of

Parent.

          7.14  Purchase of Securities or Assets.  The  Company

will  not  purchase  the outstanding equity securities  of  any

other   person,   firm,  association  or  corporation,   except

obligations   issued  or  guaranteed  by  the   United   States

government  or  any state or political subdivision  thereof  or other  short-term instruments normally marketed  by  banks  and nationally recognized brokerage firms, provided nothing  herein shall  restrict  the  Company from  maintaining  accounts  with federally insured banking institutions or money market funds.

          7.15 Declaration of Dividends, etc.  The Company will

not (i) make, pay or declare any distributions or dividends  of cash  or  property with respect to its issued shares of  Common

Stock;  (ii)  directly  or  indirectly  redeem,  repurchase  or otherwise  reacquire  any  shares of its  Common  Stock;  (iii)

increase  the  salary  or  pay any bonuses  to  any  management employees, officers or directors of the Company; or  (iv)  make any  payment to Pierce as holder of the stock to cover any  and all  tax  liability resulting therefrom, if any  of  the  above

actions   decreases  the  net  worth  of  the   Company   below

$6.0 million.

          7.16  Payments to Officers.  Except as  described  on

Exhibit 7.16, the Company shall not loan or advance any  amount to,  or sell, transfer or lease any properties or assets (real,

personal  or mixed, tangible or intangible), to, or enter  into any  agreement  or  arrangement  with,  any  of  the  Company's officers  or  directors,  except for compensation  to  officers pursuant  to  existing agreements, copies of  which  have  been delivered to Parent, and reimbursement of expenses incurred  by employees of the Company in connection with their employment.

          7.17  Indebtedness.  The Company shall not incur  any

indebtedness for borrowed money, including pension fund  loans,

or   purchase   money  indebtedness  or  guarantee   any   such

indebtedness  or  issue  or sell any  debt  securities  of  the

Company   or  guarantee  in  any  manner  (including,   without

limitation, by agreeing to maintain the financial condition  of another  person)  any  debt  securities  of  others,  provided,

however,  that  the  Company shall  have  the  right  to  incur indebtedness  in  the  ordinary course of business  for  office furniture, equipment, trade payables, machinery and vehicles.

          7.18  Expenditures.  The Company shall not  make  any

capital  investments or capital expenditures in  excess  of  an aggregate  of One Hundred Thousand Dollars ($100,000.00)  which are  outside of the ordinary course of the Company's  business,

without the consent of Parent.

          7.19  Employee Benefit Plans.  The Company shall  not

adopt  any  new Employee Benefit Plans but may expand  existing benefits subject to the approval of the Board of Directors.

          7.20  Material  Contracts.  Except  as  described  on

Exhibit  7.20, the Company shall not enter into, assume,  renew or  permit  to be renewed (including by not giving a  permitted notice  of  termination)  any  contract,  lease  or  obligation outside  the ordinary course of business.  Except as  expressly set  forth  therein,  the  Company  shall  not  modify,  amend,

terminate,  waive  or release any benefit or  right  under  any employment agreement, or any other material agreement to  which the  Company is a party, without the prior written  consent  of

Parent.

          7.21  Non-business  Assets.  The  Company  shall  not

apply  any  corporate funds toward the payment of any principal or  interest due or owing for the purchase of any non-corporate assets.



                          SECTION 8

                   COVENANTS NOT TO COMPETE

          8.1   Covenant Not to Compete.  Except as  authorized

by White Mountain and Parent or by the terms of this Agreement,

Pierce shall not, directly or indirectly, alone of with others,

enter   into   any   business  related  to  the   construction,

reconstruction,  maintenance, repair  and  expansion  of  CATV,

SMATV   systems   and  any  other  related   systems   in   the

telecommunications  industry within the  United  States  for  a

period  of three (3) years from the date of Closing.   Further,

Pierce  shall  not,  during  such  period,  disclose,  divulge,

communicate, use to the detriment of the Company or  Parent  or for  the benefit of any other person or persons, or use in  any way,  any  confidential information or  trade  secrets  of  the

Company,  including customer list, personnel  information,  and other similar data.  In addition, Pierce shall not, during such period,  (i)  hire  or  attempt to hire  any  employee  of  the

Company,   or  (ii)  interfere  with  any  contract  or   other

relationship  of  the  Company and  any  of  its  customers  or

suppliers.   Pierce  agrees that Parent shall  be  entitled  to

injunctive  relief in the event of any breach of the  covenants set forth in this paragraph together with reasonable attorney's fees  and damages.  Damages shall only be collectible from  the party breaching this provision.



                          SECTION 9

        A.  INDEMNIFICATION BY PIERCE AND THE COMPANY

          Pierce  and the Company, to the extent set  forth  in

this Agreement, shall indemnify and hold harmless Parent, White

Mountain  and Surviving Corporation against and in  respect  to the following, in addition to any losses otherwise specifically indemnified against in this Agreement, as follows:

          9.1  Indemnification by Pierce and the Company.

               (a)   Breach.  Subject to the provision of  this

Section 9.1 and except as otherwise more specifically set forth

herein,  Pierce  and  the  Company  (in  his  capacity  as   an

indemnifying  party,  an "Indemnifying  party")  covenants  and agrees to jointly and severally indemnify, defend, protect, and hold  harmless  each of Parent, White Mountain,  the  Surviving

Corporation  and  each  of  their respective  Subsidiaries  and

Affiliates  (each in its capacity as an indemnified  party,  an

"Indemnitee")  at  all times from and after the  date  of  this

Agreement from and against all Adverse Consequences incurred by such Indemnitee as a result of or incident to (i) any breach of any  representation or warranty of the Company or  Pierces  set forth  in Section 4 of this Agreement, (ii) any material breach

or   nonfulfillment  by  the  Company  or  Pierce  of,  or  any noncompliance  by  the Company or Pierce with,  any  covenants,

agreement, or obligation contained herein or in any certificate or  other document delivered in connection herewith, (iii)  all damage  or  deficiency  resulting directly  from  the  material

inaccuracy   of  any  list,  certificate  or  other  instrument

delivered  by  or  on  behalf  of  Pierce  or  the  Company  in connection herewith, whether made as of the date hereof, or  as of  the Closing Date hereunder or otherwise, or resulting  from the  non-fulfillment of any agreement on the part of Pierce  or the  Company contained in this Agreement or made in  connection with the transactions contemplated hereby.

               (b)     Environmental   Indemnification.     The

Company,  and  Pierce  shall  jointly  and  severally,   hereby

indemnify  each  Indemnitee and hold each  Indemnitee  harmless from  and  against  any  and all damages, losses,  liabilities,

costs   and   expenses  of  removal,  relocation,  elimination,

remediation  or  encapsulation of any Hazardous  Materials  (as

defined  in  Section  4.20),  obligations,  penalties,   fines,

impositions,  fees,  levies, lien  removal  or  bonding  costs,

claims,  actions,  causes  of action, injuries,  administrative orders,  consent  agreements and orders,  litigation,  demands,

defenses,  judgments,  suits,  proceedings,  disbursements   or

expenses (including without limitation, attorney's and experts'

reasonable  fees  and  disbursements) of any  kind  and  nature whatsoever  resulting  from  the  operation  of  the  Company's business  as  of  the Closing Date:  (i) which (x)  is  imposed upon,  or  incurred  by, Parent by reason of,  relating  to  or arising  out  of  the  violation by the Company  prior  to  the

Closing of any environmental laws, rules or regulations of  any governmental  body  or  agency  having  jurisdiction  over  the premises,  or  (y)  arises  out of  the  discharge,  dispersal,

release, storage, treatment, generation, disposal or escape  of any  Hazardous  Materials, on or from the premises  as  of  the

Closing  Date, or (z) arises out of the use, specification,  or inclusion  of  any  product,  material  or  process  containing

Hazardous Materials, or the failure to detect the existence  or proportion  of  Hazardous Materials in the soil,  air,  surface water  or groundwater, or the performance or failure to perform the  abatement  of  any Hazardous Materials source  as  of  the

Closing Date or the replacement or removal of any soil,  water,

surface  water, or groundwater containing Hazardous  Materials;

and/or  (ii) is imposed upon, or incurred by, Parent by  reason of  or  relating  to  any  material breach,  act,  omission  or misrepresentation contained in Section 4.20.

               (c)   Tax  Matters.   Company and  Pierce  shall

jointly  and  severally  indemnify  each  Indemnitee  from  and against all Adverse Consequences incurred by any Indemnitee  as a  result  of  or incident to any Income Taxes or  other  Taxes imposed  on the Surviving Corporation, the Company  or  any  of

their  Subsidiaries  or  for which the  Surviving  Corporation,

Company  or any of its Subsidiaries may otherwise be liable  by

law   or   regulation  (including,  without   limitation,   the

provisions   of  Treasury  Regulation  Section   1.1502-6)   or

contract, for any taxable year or period that ends on or before

Closing or resulting in any way from this transaction,  or  the conversion of the company from a cash basis to an accrual basis taxpayer (including the failure of Pierces to report as taxable income  the  cumulative  adjustment  to  an  accrual  basis  as provided  in  section  1.3)  or otherwise  resulting  from  the

Company  conversion  from a Subchapter  S  to  a  Subchapter  C

corporation.   Notwithstanding any language  to  the  contrary,

Company  and  Pierce  shall  have no  duty  to  Indemnitees  to indemnify against any adverse tax consequences arising  from  a

disqualification   of   this   transaction   as   a    tax-free

reorganization to the extent:

               (1)   Said disqualification arises from acts  or

omissions on the part of Parent or White Mountain; or,

               (2)   Parent or White Mountain obtains  a  gross

tax benefit from the disqualification.

                    (i)   The  Company shall furnish to  Parent

copies  of  the  federal, state, and local tax returns  of  the

Company  for  the period ending on the Closing Date  and  shall obtain  the consent of Parent before filing such returns  which consent shall not be unreasonably withheld.

                    (ii)  Except as otherwise provided in  this

Agreement,  Parent shall have the sole right to  represent  the interests  of any Indemnitee in any tax audit or administrative or  court  proceeding relating to any taxable period, including without limitation taxable periods ending on or before Closing,

and  to  compromise,  settle, or  contest  any  tax  claims  in connection  therewith  in  its sole discretion,  provided  that

Parent  shall provide Pierce with written notice of its  intent to exercise its rights hereunder.  Pierce shall have the right,

at their expense, to join Parent in any such defense.

               (d)    Broker  Fee.   Each  Indemnifying   Party

jointly  and  severally indemnifies each  Indemnitee  from  any claim  made  by  a broker, finder, agent or other  intermediary against  the  Company  after Closing  in  connection  with  the negotiation  or execution of this Agreement or the consummation of the transactions contemplated hereby.

               (e)   Costs  and Expenses.  Except as  otherwise

provided in this Agreement, all amounts indemnified pursuant to this  Section  9  shall include all costs and expenses  of  the

Indemnitee,  including, but not limited to, the  costs  of  any

actions,   reasonable  attorneys  fees,  and   other   expenses

necessary to enforce the rights granted hereunder.

               (f)    Termination   of  Company's   Obligation.

Company's  obligation to indemnify Parent, or to contribute  to any party indemnifying Parent, pursuant to this Section 9 shall expire as of the Filing Date.

               (g)    Termination   of   Pierce's   Obligation.

Pierce's  obligation  to  indemnify  any  Indemnitee,   or   to

contribute  to any party indemnifying any Indemnitee,  pursuant to this Section 9 shall expire three (3) years from the Closing

Date,  for non-tax matters, and expire six (6) years  from  the

Closing Date for tax matters or in the event of actual fraud or intentional non-disclosure.

          9.2  Limits of Indemnification.  For the purposes  of

this  Section 9, the Indemnifying Parties Indemnification shall be  limited to those Adverse Consequences which exceed  in  the aggregate One Hundred Thousand Dollars ($100,000).

          9.3  No Circular Recovery.  Pierce hereby agrees that

he  will not make any claim for indemnification against  either

Parent  or White Mountain by reason of the fact that he  was  a director,  officer, employee agent or other  representative  of the  Company of any of its Subsidiaries (whether such claim  is for  Adverse Consequences of any kind or otherwise and  whether such  claim  is  pursuant  to  any  statute,  charter,  by-law,

contractual obligation or otherwise) with respect to any  claim

for   indemnification   brought  by   Parent,   the   Surviving

Corporation,  and their respective Subsidiaries and  Affiliates against Pierces.



       B.  INDEMNIFICATION BY PARENT AND WHITE MOUNTAIN

          Parent and White Mountain, to the extent set forth in

this  Section  9B,  shall indemnify and  hold  harmless  Pierce against and in respect to the following:

          9.4  (a)  Parent's Broker.  Parent and White Mountain

jointly  and severally indemnify Pierce from any claim made  by the  broker  listed on Exhibit 5.5 against Pierce in connection with  the  negotiation or execution of this  Agreement  or  the consummation of the transactions contemplated hereby.

               (b)   Costs  and Expenses.  Except as  otherwise

provided in this Agreement, all amounts indemnified pursuant to this  Section  9B shall include all costs and expenses  of  the

Indemnitee,  including, but not limited to, the  costs  of  any

actions,   reasonable  attorneys  fees,  and   other   expenses

necessary to enforce the rights granted hereunder.

               (c)   Tax Liability.  Parent and White Mountain,

jointly  and  severally,  indemnify Pierce  for  any  liability arising  from his assumption of tax liability to the  Franchise

Tax   Board  of  the  State  of  California  arising  from  the

operations of the Company after the Closing Date.

               (d)    Termination   of   Parent's   and   White

Mountain's   Obligation.    Parent's   and   White   Mountain's

obligation  to  indemnify Pierce pursuant to  this  Section  9B shall expire three (3) years from the Closing Date, for non-tax matters, and expire six (6) years from the Closing Date for tax matters  or  in  the event of actual fraud or intentional  non-

disclosure.



                          SECTION 10

                         TERMINATION

          10.1  Termination by Parent or White Mountain.   This

Agreement may be terminated by Parent or White Mountain, on  or before the Closing Date, upon the occurrence of the following:

               (a)   If  any  of  the conditions  specified  in

Section 6A shall not have been met prior to the Closing Date.

               (b)   If  an  event of default,  as  defined  in

Section  11,  has occurred, and has not been cured  during  any applicable cure period.

          10.2  Termination by Pierce.  This Agreement  may  be

terminated by Pierce, on or before the Closing Date if  any  of the  conditions specified in Section 6B shall not have been met prior to Closing.





                          SECTION 11

                           DEFAULT

          11.1  Events  of Default.  It shall be considered  an

Event  of  Default  if any one or more of the following  events shall occur:

               (a)   If  any  statement,  certificate,  report,

representation  or  warranty  of  a  material  nature  made  or furnished  by the Company under this Agreement shall  prove  to have been false or erroneous in any material respect.

               (b)   The  occurrence of any event  of  material

default  under  any  other  financing agreement,  note,  lease,

mortgage, security agreement, factoring agreement or any  other obligation  of  the  Company the result of which  will  have  a material adverse effect on the Company unless any such event of default  shall  be  timely  cured  under  any  applicable  cure provision  or  waived by the person to whom  or  to  which  the

Company is obligated or indebted.

          11.2  Waiver  by Parent.  Any failure  by  Parent  to

insist upon strict performance by Pierce or the Company of  any of  the  terms and provisions of this Agreement, shall  not  be deemed to be a waiver of any of the terms and conditions hereof and  Parent  shall  have the right thereafter  to  insist  upon strict performance thereof by Pierce or the Company.



                          SECTION 12

                        MISCELLANEOUS

          12.1  Costs.   Except for expenses  relating  to  the

preparation  of  the July 1997 Audit, which  expense  shall  be borne by Parent, each party shall pay its own expenses incident to  the  transaction  contemplated hereby, including  fees  and

expenses   of  their  attorneys,  accountants,  appraisers   or

consultants, whether or not those transactions are  consummated at  Closing,  subject  to the indemnification  and  termination provisions hereof.

          12.2 Sales and Transfer Taxes.  All state sales taxes

and  all  transfer  taxes and all documentary  taxes,  if  any,

payable  in  connection with the Merger shall be  paid  by  the party  to whom such taxes are customarily attributed under  the laws of the State of California.

          12.3 Relationships to Other Agreements.  In the event

of  a  conflict between any of the provisions of this Agreement and  any  other agreement relating to this transaction  between

Pierce,  Company and Parent, the provisions of  this  Agreement shall control.

          12.4  Titles  and  Captions.  All section  titles  or

captions in this Agreement are for convenience of reference and are  not  part  of this Agreement and shall in no  way  define,

limit,  extend  or describe the scope or intent  of  provisions herein.

          12.5  Exhibits.  The Exhibits and Schedules  referred

to herein are hereby made a part hereof.

          12.6  Applicable  Law.   This  Agreement  is  to   be

governed  by,  and  construed,  interpreted,  and  enforced  in accordance with the laws of Delaware.

          12.7  Binding Effect and Assignment.  This  Agreement

shall  be  binding upon and inure to the benefit of the  heirs,

successors  and  assigns  of the parties.  Notwithstanding  the foregoing, neither the Company nor Parent and/or White Mountain shall have any right to assign any of its rights or obligations under  this Agreement without the prior written consent of  the other parties hereto.

          12.8  Notices.   All notices, requests, instructions,

or  other documents required hereunder shall be deemed to  have been  given  or made when delivered by registered or  certified mail, return receipt requested, postage prepaid or by messenger or overnight delivery service to:


If Pierce then:               Ronald D. Pierce
                              Can-Am Construction, Inc.
                              250 Fischer Avenue
                              Costa Mesa, CA 92626

Counsel for Pierce:           John G. Bradshaw
                              A Professional Law Corporation
                              3 Imperial Promenade, Suite 800
                              Santa Ana, CA 92707
                    Attn:  John Bradshaw


If Parent then:               Arguss Holdings, Inc.
                              One Church Street, Suite 302
                              Rockville, Maryland 20850
                    Attn: Haywood Miller

Counsel for Parent:           Bleecker & Bleecker
                              51 Monroe Street
                              Suite 1210
                              Rockville, Maryland  20850
                      Attn:   Steven S. Bleecker

If White Mountain then:       White Mountain Cable Construction
Corp.
                              6 Post Road
                              Portsmouth, NH 03001

Counsel for White Mountain:   Bleecker & Bleecker
                              51 Monroe Street
                              Suite 1210
                              Rockville, Maryland  20850
                      Attn:   Steven S. Bleecker

          Any  party  may  from time to time  give  the  others

written notice of a change in the address to which notices  are to be sent and of any successors in interest.

          12.9      Severability.       Inapplicability      or

unenforceability of any provision of this Agreement  shall  not impair the operation or validity of any other provision hereof.

If   any   provision   shall   be  declared   inapplicable   or

unenforceable, there shall be added automatically  as  part  of this  Agreement  a  provision  as  similar  in  terms  to  such inapplicable or unenforceable provision as may be possible  and be legal, valid and enforceable.

          12.10      Acceptance or Approval.  By accepting  all

or  approving  anything required to be observed, performed,  or fulfilled, or to be given to Parent pursuant to this Agreement,

including, but not limited to, any certificate, balance  sheet,

statement  of  profit or loss or other financial statement,  or insurance  policy, Parent shall not be deemed to have  accepted or  approved the sufficiency, legality, effectiveness or  legal effect  of  the same, or of any term, provision,  or  condition thereof as to third parties.

          12.11      Survival.  All covenants, representations,

and warranties made by Pierce and Parent and White Mountain  in this Agreement shall survive the Closing hereunder for a period of three (3) years, except those as to tax matters, which shall survive Closing for a period of six (6) years.

          12.12        Entire   Agreement.    This   Agreement,

including all Exhibits, constitutes the entire agreement  among the parties hereto pertaining to the subject matter hereof, and supersedes  all prior agreements and understandings  pertaining

thereto.    No  covenant,  representation,  or  condition   not

expressed  in  this  Agreement shall affect  or  be  deemed  to interpret, change or restrict the express provisions hereof and no  amendments hereto shall be valid unless made in writing and signed by all parties hereto.

          12.13       Counterparts.  This  Agreement   may   be

executed  in any number of counterparts, all of which  together shall constitute one instrument.

          12.14      Security  Matters. (a) By  executing  this

Agreement,  Parent  acknowledges that :  (i)  Parent  has  been advised  that  the Stock has not been and will  not  have  been registered  under the Act or the California or other applicable securities laws of any state, that Pierce in transferring  such shares  to the Parent will be relying, if applicable, upon  the exemption  from  such  registration requirements  contained  in

Section  4(1) or 4(2) of the Act as a transaction by  a  person other  than as issuer, underwriter or dealer and the applicable state  exemption;  (ii) the Stock may be "restricted"  as  that term  is  used  in Rule 144 under the Act as a  consequence  of which  Parent  may not be able to sell the shares  unless  such shares  are  first registered under the Act and any  applicable

state  securities  laws  or  unless  an  exemption  from   such

registration,  is, in the opinion of counsel, available;  (iii)

the  Stock  will be acquired by Parent for purposes other  than

"distribution"  as that term is used in Section  2(11)  of  the

Act,  and  (iv) Parent will execute, if Pierce so requests,  an appropriate letter affirming that its intention with respect to the  proposed acquisition of the Stock is that such acquisition be  for  investment purposes only and not with  a  view  toward resale or distribution thereof.

               (b)    the  shares  of  Arguss  Stock  are   not

registered  under the Securities Act of 1933, as  amended  (the

"1933  Act"), and are being issued without registration on  the grounds that the sale of Arguss Stock hereunder is exempt  from registration  under  the  1933 Act  pursuant  to  Section  4(2)

thereof  and Parent's reliance on such exemption is  predicated on Pierce's representations set forth herein.

          This  Agreement  is  made in reliance  upon  Pierce's

representations to Parent that the shares of Arguss Stock to be issued  will be acquired for investment and not with a view  to the  sale or distribution of any part thereof, and that Pierces have no present intention of selling, granting participation in or otherwise distributing the same.

          Pierce hereby represent that they are experienced  in

evaluating and investing in companies such as the Parent,  have such knowledge and experience in financial and business matters as  to  be capable of evaluating the merits and risks  of  this investment, and have the ability to bear the economic risks  of this  investment.  Pierces further represent  that  during  the course of the transaction they have had the opportunity to  ask questions  of,  and  receive answers from,  representatives  of

Parent concerning the Parent.

          Pierces hereby agree that the Arguss Stock may not be

transferred  without registration under  the  1933  Act  or  an exemption  therefrom, and that in the absence of  an  effective

Registration  Statement  covering  the  Arguss  Stock,  or   an

available exemption from registration under the 1933  Act,  the

Arguss  Stock  must be held indefinitely.  In  particular,  and without  limiting  the foregoing, Pierces are  aware  that  the

Arguss  Stock  may  be  not  be  sold  pursuant  to  Rule   144

promulgated  under the 1933 Act unless all conditions  of  that

Rule are met.

          Pierces  hereby  agree that in  no  event  will  they

transfer  any  of the Arguss Stock other than  pursuant  to  an

effective  Registration  Statement  under  the  1933  Act,   or

pursuant  to  the  conditions of any legend appearing  on  said

Arguss Stock.

          12.15      Preparation and Filing of  SEC  Documents.

If  and  whenever, as a result of the transaction  contemplated hereunder,  the  Parent  is  under  an  obligation  to  provide financial information to, or prepare a filing of any kind with,

the  United States Securities and Exchange Commission  ("SEC"),

Pierce  shall  assist  the  Parent  in  preparing  any  audited financial statements required by the SEC for this purpose.  The cost  of preparing any such financial statements shall be borne by the Parent.

     IN  WITNESS WHEREOF, the parties hereto have executed this

Agreement on the day and year first above written.


ATTEST:                  ARGUSS HOLDINGS, INC.


____________________     By: ______________________________

                         Title:  ___________________________


ATTEST:                  CAN-AM CONSTRUCTION, INC.


____________________     By:______________________________

                         Title:  ___________________________

WITNESS:

____________________
_____________________________(SEAL)
                         RONALD D. PIERCE


ATTEST:                    WHITE  MOUNTAIN  CABLE  CONSTRUCTION
CORP.


____________________     By:______________________________

                         Title:  ___________________________










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